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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 31, 1997 included in NewsEdge Corporation's (formerly Desktop Data, Inc.) Annual Report on Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP

Boston, Massachusetts
February 24, 1998